EX-99.d(5)

                                    AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


     This AMENDMENT is by and between JNLNY Variable Fund I LLC, a Delaware limited liability company (the "Fund") and Jackson National Asset Management, LLC, a Michigan limited liability company (the "Adviser").

     WHEREAS, the Fund and the Adviser entered into an Investment Advisory and Management Agreement dated January 31, 2001 (the "Agreement"), whereby the Fund retained the Adviser to perform investment advisory and management services for the Funds enumerated in the Agreement; and

     WHEREAS, the advisory fees for the First Trust/JNL The Dow Target 5 Fund, First Trust/JNL The Dow Target 10 Fund, First Trust/JNL The S&P Target 10 Fund, First Trust/JNL Global Target 15 Fund, First Trust/JNL Target 25 Fund and First Trust/JNL Target Small-Cap Fund, will be amended; and

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

1. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Fund will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

------------------------------------------------ ------------ -------------
First Trust/JNL The Dow Target 5 Fund             All Assets      .65%
------------------------------------------------ ------------ -------------
First Trust/JNL The Dow Target 10 Fund            All Assets      .65%
------------------------------------------------ ------------ -------------
First Trust/JNL The S&P Target 10 Fund            All Assets      .65%
------------------------------------------------ ------------ -------------
First Trust/JNL Global Target 15 Fund             All Assets      .65%
------------------------------------------------ ------------ -------------
First Trust/JNL Target Small-Cap Fund             All Assets      .65%
------------------------------------------------ ------------ -------------
First Trust/JNL Target 25 Fund                    All Assets      .65%
------------------------------------------------ ------------ -------------

2. The Fund and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 16th day of May, 2002.

                   JNLNY VARIABLE FUND I LLC


                   By:     /s/ Andrew B. Hopping
                        ---------------------------------

                   Name:    Andrew B. Hopping
                          -------------------------------

                   Title:   President
                           ------------------------------


                   JACKSON NATIONAL ASSET
                   MANAGEMENT, LLC


                   By:     /s/ Mark D. Nerud
                        ---------------------------------

                   Name:    Mark D. Nerud
                          -------------------------------

                   Title:   Chief Financial Officer
                           ------------------------------